Exhibit 4.1

SCRIPPS NETWORKS INTERACTIVE, INC.

Company

and

U.S. BANK NATIONAL ASSOCIATION,

Trustee

SECOND SUPPLEMENTAL INDENTURE

DATED AS OF NOVEMBER 24, 2014

TO

INDENTURE

DATED AS OF DECEMBER 1, 2011

Relating To

2.750% Senior Notes due 2019

3.900% Senior Notes due 2024

i

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE, dated as of November 24, 2014 between Scripps Networks Interactive, Inc., an Ohio corporation (the “Company”), and U.S. Bank National Association, as Trustee (the “Trustee”) to the Indenture dated as of December 1, 2011, between the Company and the Trustee (the “Base Indenture”), as supplemented by a first supplemental indenture, dated as of December 1, 2011, (the “First Supplemental Indenture”) and as further supplemented by this second supplemental indenture (the “Second Supplemental Indenture,” and together with the First Supplemental Indenture , and the Base Indenture, the “Indenture”)

R E C I T A L S

WHEREAS, the Company has executed and delivered to the Trustee the Indenture providing for the issuance from time to time of its Notes;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of two new series of its Notes to be known as its 2.750% Senior Notes due 2019 (the “2019 Notes”) and its 3.900% Senior Notes due 2024 (the “2024 Notes” and together with the 2019 Notes, the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid and legally binding obligations of the Company, and all acts and things necessary have been done and performed to make this Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

W I T N E S S E T H:

NOW, THEREFORE, for and in consideration of the premises contained herein, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS

1.01 Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture.

1.02 References in this Supplemental Indenture to article and section numbers shall be deemed to be references to article and section numbers of this Supplemental Indenture unless otherwise specified.

1.03 For purposes of this Supplemental Indenture, the following terms have the meanings ascribed to them as follows:

“Attributable Debt”, in respect of a Sale and Lease-Back Transaction, means, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such Sale and Lease-Back Transaction, as determined in good faith by the Company) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Consolidated Net Tangible Assets” means, as of any particular time, the total amount of assets (less applicable reserves) after deducting therefrom (a) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and excluding current maturities of long-term indebtedness), and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as shown in the consolidated balance sheet of the Company and Subsidiaries, as of the most recently ended fiscal quarter for which financial statements are available computed in accordance with GAAP.

“Consolidated Shareholders’ Equity” means the Company’s total shareholders’ equity as shown in the Company’s consolidated balance sheet as of the most recently ended fiscal quarter for which financial statements are available computed in accordance with GAAP.

“Base Indenture” has the meaning provided in the recitals.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Family Agreement” means the Scripps Family Agreement, dated October 15, 1992, as amended to the date hereof and as it may be amended from time to time after the date hereof.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Indenture” has the meaning provided in the recitals.

“Interest Payment Date” has the meaning provided in Section 2.04.

“Notes” has the meaning provided in the recitals.

“Paying Agent” has the meaning provided in Section 2.03(d).

“Principal Property” means any real property interest (all such interests forming an integral part of a single development or operation being considered as one interest) located within the United States of America and owned by the Company or any of the Company’s Restricted Subsidiaries and having a gross book value in excess of 1% of Consolidated Net Tangible Assets of the Company at the time of determination thereof, other than any such interest or portion of such interest which, in the opinion of the Board of Directors of the Company, is not material to the total business conducted by the Company and the Company’s Restricted Subsidiaries considered as one enterprise.

“Restricted Subsidiary” any Subsidiary of the Company (a) substantially all of the property of which is located, or substantially all of the business of which is carried on, within the United States of America and (b) which owns a Principal Property; provided, that any Subsidiary of the Company which is principally engaged in financing operations outside the United States of America or which is principally engaged in leasing or financing installment receivables shall not be deemed a Restricted Subsidiary for purposes of this Indenture.

“Supplemental Indenture” has the meaning provided in the preamble.

“Trustee” has the meaning provided in the recitals.

“United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

ARTICLE 2

GENERAL TERMS AND CONDITIONS OF THE NOTES

2.01 Designation and Principal Amount.

(a) The Notes are hereby authorized and are designated the “2.750% Notes due 2019” and the “3.900% Notes due 2024,” unlimited in aggregate principal amount. The 2.750% Notes due 2019 issued on the date hereof pursuant to the terms of this Indenture shall be in an aggregate principal amount of $500,000,000 and the 3.900% Notes due 2024 issued on the date hereof, pursuant to the terms of this Indenture shall be in the aggregate principal amount of $500,000,000, of which amounts shall be set forth in the written order of the Company for the authentication and delivery of the Notes pursuant to Section 2.04 of the Base Indenture.

(b) The Company may, from time to time, without notice to or the consent of the Holders of either the 2019 Notes or the 2024 Notes, create and issue additional 2019 Notes or 2024 Notes ranking equally and ratably with such series of Notes issued on the date hereof in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such additional Notes or except for the first payment of interest following the issue date of such additional Notes), so that such additional 2019 Notes or 2024 Notes shall be consolidated and form a single series with such series of Notes issued on the date hereof and shall have the same terms as to status, redemption or otherwise as such series of Notes issued on the date hereof.

2.02 Maturity. The principal amount of the 2019 Notes shall be payable on November 15, 2019 and the principal amount of the 2024 Notes shall be payable on November 15, 2024.

2.03 Form and Payment.

(a) The Notes shall be issued as global notes, only in fully registered book-entry form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b) Principal, premium, if any, and/or interest, if any, on the global notes representing the Notes shall be made to the Paying Agent (defined below) which in turn shall make payment to The Depository Trust Company as the Depositary with respect to the Notes or its nominee.

(c) The global notes representing the Notes shall be deposited with, or on behalf of, the Depositary and shall be registered, at the request of the Depositary, in the name of Cede & Co.

(d) U.S. Bank National Association shall act as paying agent for the Notes (the “Paying Agent”). The Company may appoint and change the Paying Agent without prior notice to the Holders.

2.04 Interest. Interest on the 2019 Notes shall accrue at the rate of 2.750% per annum and interest on the 2024 Notes shall accrue at the rate of 3.900% per annum. Interest on the Notes shall be payable semiannually in arrears on May 15 and November 15, commencing on May 15, 2015 (each an “Interest Payment Date”), to the Holders in whose names the Notes are registered at the close of business on May 1 and November 1 immediately preceding such Interest Payment Date. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. If any Interest Payment Date is not a Business Day, then the related payment of interest for such Interest Payment Date shall be paid on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date and no further interest shall accrue as a result of such delay.

2.05 Other Terms. The Notes shall be unsecured senior indebtedness of the Company and shall rank equally and ratably in right of payment with all of the Company’s other unsecured and unsubordinated indebtedness outstanding from time to time. The Notes shall not be convertible into, or exchangeable for, any other securities of the Company, except that the Notes shall be exchangeable for other Notes to the extent provided for in the Base Indenture.

ARTICLE 3

ADDITIONAL COVENANTS

3.01 Restrictions on Secured Debt.

(a) The Company shall not, nor shall it permit any of its Restricted Subsidiaries to, create, incur, issue, assume or guarantee any indebtedness for borrowed money (hereinafter referred to as “indebtedness”) secured by a mortgage, security interest, pledge or lien (hereinafter referred to as “mortgage”) of or upon any Principal Property or on any shares of capital stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of capital stock or indebtedness is owned at the date hereof or acquired after the date hereof) without in any such case making or causing to be made effective provision (and the Company covenants that in any such case it shall make or cause to be made effective provision) whereby the Notes (together with, if the Company shall so determine, any other indebtedness created, incurred, issued, assumed or guaranteed by the Company or any Restricted Subsidiary then existing or thereafter created) shall be secured equally and ratably with (or, at the option of the Company, prior to) such indebtedness, until such time as such indebtedness shall no longer be secured.

(b) The provisions of paragraph (a) of this Section shall not, however, apply to any indebtedness secured by any one or more of the following:

(i) mortgages of or upon any property acquired, constructed or improved by, or of or upon any shares of capital stock or indebtedness acquired by, the Company or any Restricted Subsidiary after the date of this Indenture to secure indebtedness incurred for the purpose of financing or refinancing all or any part of the purchase price of such property, shares of capital stock or indebtedness or of the cost of any construction or improvements on such properties, in each case, to the extent that the indebtedness is incurred prior to or within 180 days after the applicable acquisition, completion of construction or beginning of commercial operation of such property, as the case may be;

(ii) mortgages of or upon any property, shares of capital stock or indebtedness existing at the time of acquisition thereof by the Company or any Restricted Subsidiary;

(iii) mortgages of or upon any property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary or existing at the time of a sale or transfer of all or substantially all of the properties of such Person to the Company or any Restricted Subsidiary;

(iv) mortgages of or upon any property of, or shares of capital stock or indebtedness of, a Person existing at the time such Person becomes a Restricted Subsidiary;

(v) mortgages to secure indebtedness of any Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(vi) mortgages in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof or the District of Columbia, or in favor of any other country or political subdivision, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing or refinancing all or any part of the purchase price of the property, shares of capital stock or indebtedness subject to such mortgages, or the cost of constructing or improving the property subject to such mortgages; and

(vii) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any mortgage existing at the date of this Indenture or any mortgage referred to in the foregoing clauses (i) through (vi), inclusive; provided, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement (plus all accrued interest on the indebtedness and the amount of all fees and expenses, including premiums, incurred in connection with such extension, renewal or replacement), and that such extension, renewal or replacement shall be limited to all or a part of the property (plus improvements and construction on such property), shares of capital stock or indebtedness which was subject to the mortgage so extended, renewed or replaced.

(c) Notwithstanding the provisions of paragraph (a) of this Section 3.01, the Company or any Restricted Subsidiary may, without equally and ratably securing the Notes, create, incur, issue, assume or guarantee indebtedness secured by a mortgage not excepted by clauses (i) through (vii) of paragraph (b) of this Section 3.01, if the aggregate amount of such indebtedness, together with (x) all other indebtedness of, or indebtedness guaranteed by, the Company and its Restricted Subsidiaries existing at such time and secured by mortgages not so excepted, and (y) Attributable Debt in respect of Sale and Lease-Back Transactions with respect to any Principal Property existing at such time (other than Sale and Lease-Back Transactions permitted by clause (i) of Section 3.02 and other than Sale and Lease-Back Transactions the proceeds of which have been applied in accordance with clause (iii) of Section 3.02), does not at the time exceed 15% of Consolidated Shareholders’ Equity.

3.02 Restrictions on Sale and Lease-Back Transactions.

The Company will not, and will not permit any of the Restricted Subsidiaries to, enter into any arrangement with any Person providing for the leasing by the Company or any of the Restricted Subsidiaries of any Principal Property, whether owned at or acquired after the date of the Indenture (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between the Company and any Restricted Subsidiary, or between Restricted Subsidiaries), which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person with the intention of taking back a lease of such property (herein referred to as a “Sale and Lease-Back Transaction”) unless (i) the Company or such Restricted Subsidiary would (at the time of entering into such arrangement) be entitled, pursuant to clause (i) or (vi) of Section 3.01(b), without equally and ratably securing the Notes, to create, issue, assume or guarantee indebtedness secured by a mortgage on such property, (ii) the Company or such Restricted Subsidiary would (at the time of entering into such arrangement) be entitled pursuant to Section 3.01(c), without equally and ratably securing the Notes, to create, issue, assume or guarantee indebtedness secured by a mortgage on such property in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction or (iii) the Company or such Restricted Subsidiary shall apply, within 180 days of the effective date of such arrangement, an amount not less than the greater of (x) the net proceeds of the sale of such property or (y) the fair market value (as determined by the Board of Directors of the Company) of such property to either the prepayment or retirement (other than any mandatory prepayment or retirement) of indebtedness incurred or assumed by the Company or any Restricted Subsidiary (other than indebtedness owned by the Company or any Restricted Subsidiary) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such indebtedness, or to the acquisition, construction or improvement of a real property interest which is, or upon such acquisition, construction or improvement will be, a Principal Property.

3.03 Consolidation, Merger and Sale of Assets. If, upon any consolidation or merger, or upon any lease, sale or transfer of all or substantially all of the Company’s assets as provided in Section 9.01 of the Base Indenture, any Principal Property or any shares of capital stock or indebtedness of any Restricted Subsidiary, owned immediately prior to the transaction, would thereupon become subject to any mortgage, security interest, pledge or lien securing any indebtedness for borrowed money of, or guaranteed by, such other Person (other than any mortgage permitted as described in Section 3.01 hereof), the Company, prior to such consolidation, merger, lease, sale or transfer, shall, by executing and delivering to the Trustee a supplemental indenture, secure the due and punctual payment of the principal of, and any premium and interest on, the Notes (together with, if the Company decides, any other indebtedness of, or guaranteed by, the Company or any of its Restricted Subsidiaries then existing or thereafter created) equally and ratably with (or, at the Company’s, prior to) the indebtedness secured by such mortgage.

ARTICLE 4

REDEMPTION OF THE NOTES

4.01 Optional Redemption.

(a) The 2019 Notes shall be redeemable, in whole at any time or in part, from time to time, prior to October 15, 2019 (the date that is one month prior to the maturity date of the 2019 Notes) and the 2024 Notes shall be redeemable in whole at any time or in part, from time to time, prior to August 15, 2024 (the date that is three months prior to the maturity date of the 2024 Notes) at a redemption price equal to the greater of:

(i) 100% of the principal amount of the Notes of such series to be redeemed, and

(ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the Notes of such series to be redeemed (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption (the “Redemption Date”) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 20 basis points in the case of the 2019 Notes or 25 basis points in the case of the 2024 Notes, plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

(b) If the 2019 Notes are redeemed on or after October 15, 2019 (the date that is one month prior to their maturity date) or the 2024 notes are redeemed on or after August 15, 2024 (the date that is three months prior to their maturity date), such notes will be redeemed at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus, in each case, accrued and unpaid interest to the Redemption Date.

(c) If the Company elects to redeem Notes of either series pursuant to the optional redemption provisions of Section 4.01(a) or (b) hereof, at least 30 days prior to the redemption date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 60 days before the Redemption Date, the Company shall furnish to the Trustee an Officers’ Certificate setting forth (i) the applicable section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of 2019 Notes and/or 2024 Notes to be redeemed and (iv) the redemption price.

(d) If less than all of the 2019 Notes or 2024 Notes are to be redeemed, the Trustee shall select the Notes of the applicable series to be redeemed on a pro rata basis or on as nearly a pro rata basis as is practicable. The Trustee shall promptly notify in writing the Company of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $2,000 or integral multiples of $1,000 in excess thereof, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

(e) In the case of any redemption, at least 30 days but no more than 60 days before the redemption date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at such Holder’s registered address appearing on the register. The notice shall identify the Notes to be redeemed (including the CUSIP and/or ISIN numbers thereof, if any) and shall state:

(i) the Redemption Date;

(ii) the principal amount of the Notes that are being redeemed;

(iii) the appropriate calculation of the redemption price, but need not include the actual redemption price; the actual redemption price shall be set forth in an Officers’ Certificate delivered to the Trustee no later than two Business Days prior to the redemption date;

(iv) if fewer than all outstanding Notes are to be redeemed, the portion of the principal amount of such Notes to be redeemed and that, after the Redemption Date and upon surrender of such Notes, if applicable, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

(v) the name and address of the Paying Agent;

(vi) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(vii) that unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(viii) if such notice is conditioned upon the occurrence of one or more conditions precedent, the nature of such conditions precedent;

(ix) the applicable section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(x) that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN numbers, if any, listed in such notice or printed on the Notes.

The Company may state in the notice of redemption that payment of the redemption price and performance of its obligations with respect to redemption or purchase may be performed by another Person.

(f) At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and attaching a copy of such notice, which shall set forth the information to be stated in such notice as provided in this Section 4.01(e).

(g) For purposes of this Section 4.01, the following definitions are applicable:

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for that redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means each of (1) J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and a Primary Treasury Dealer (as defined below) selected by Wells Fargo Securities, LLC, and their respective successors and (2) any two other primary U.S. government securities dealer selected by the Company; provided that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (each, a “Primary Treasury Dealer”) selected by the Company; provided that if any of the foregoing shall cease to a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer for any of the foregoing.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

4.02 Purchase of Notes Upon a Change of Control Triggering Event.

(a) If a Change of Control Triggering Event with respect to the Notes occurs, unless the Company has exercised its right to redeem the Notes in full, pursuant to Section 4.01, Holders of Notes shall have the right to require the Company to repurchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Notes held by the Holders pursuant to the offer described in (b) below (such offer, the “Change of Control Offer”) on the terms set forth in this Section 4.02. In the Change of Control Offer, the Company shall offer payment in cash equal to 101% of the principal amount of Notes repurchased plus accrued and unpaid interest, if any, to the date of repurchase (the “Change of Control Payment”), subject to the rights of Holders of such Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.

(b) Within 30 days following the applicable 60 day period referenced in the definition of the term “Below Investment Grade Rating Event” (as such period may be extended as provided in such definition) with respect to the Notes, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company shall be required to send, by first class mail, a notice to Holders of Notes, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall, among other things, describe the transaction or transactions that constitute the Change of Control Triggering events and state the repurchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, shall state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of Notes electing to have Notes repurchased pursuant to a Change of Control Offer shall be required to surrender their Notes, with the form entitled “Option of

Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice, or transfer their Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

(c) On or prior to the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

(ii) deposit with the Payment Agent funds in an amount equal to the purchase price of the Notes set forth in Section 4.02(a) (the “Purchase Price”) in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly tendered and not withdrawn together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company, and that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.02.

(d) The Company shall not be required to make a Change of Control Offer if (i) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to such an offer made by the Company, and such third party purchases all Notes properly tendered and not withdrawn under its offer, or (ii) the Company has exercised its right to redeem the Notes under Section 4.01 and has given notice of redemption in accordance with the provisions of Section 4.01, unless and until there is a default in payment of the applicable redemption price

(e) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the provisions in the Indenture governing the Change of Control Offer by virtue of any such conflict.

(f) For purposes of this Section 4.02, the following definitions are applicable:

“Below Investment Grade Rating Event” occurs if both the rating on the Notes is lowered by each of the Rating Agencies and the Notes are rated below Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment

Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if any of the Rating Agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any one of the following:

(i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) or group other than the Company or one or more of its Subsidiaries;

(ii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) or group becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the Company’s common equity entitled to vote generally in the election of a majority of directors;

(iii) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors;

(iv) the adoption of a plan relating to the liquidation or dissolution of the Company; or

(v) the consummation of a so-called “going private/Rule 13e-3 Transaction” that results in any of the effects described in paragraph (a)(3)(ii) of Rule 13e-3 under the Exchange Act (or any successor provision) with respect to our Class A Common Shares, following which the Scripps Family Members beneficially own, directly or indirectly, more than 50% of the voting power of the Company’s common equity entitled to vote generally in the election of a majority of directors.

For the purpose of this definition, “Family Agreement” means the Scripps Family Agreement, dated October 15, 1992, as it may be amended from time to time and “Scripps Family Members” shall mean the “Future Shareholders,” as such term is defined in the Family Agreement, and their respective heirs, executors, legal representatives, successors and permitted assigns. Notwithstanding anything to the contrary in this definition, the termination of the Family Agreement, in and of itself, shall not constitute a Change of Control.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors (or equivalent body) of the Company who:

(i) was a member of such board of directors on the date of the issuance of the Notes; or

(ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination); provided, that Continuing Directors will include persons not elected by or recommended for election by the then-incumbent Board of Directors if such Board of Directors determines reasonably and in good faith that failure to approve any such persons as members of the Board of Directors could reasonably be expected to violate a fiduciary duty under applicable law.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P and BBB- (or the equivalent) by Fitch.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Rating Agencies” means (i) each of Moody’s and S&P; and (ii) if either Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Company (as certified by a resolution of the Company’s board of directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

ARTICLE 5

MISCELLANEOUS

5.01 Defeasance and Covenant Defeasance. Pursuant to Article 10 of the Base Indenture provision is hereby made for both (i) “defeasance” (as defined in Section 10.04 of the Base Indenture) and (ii) “covenant defeasance” (as defined in Section 10.05 of the Base Indenture) of the Notes, in each case, upon the terms and conditions contained in Article 10 of the Base Indenture. If the Company effects covenant defeasance pursuant to Article 10 of the Base Indenture, then the Company shall be released from its obligations under Article 3 and Section 4.02 of this Supplemental Indenture with respect to the Notes as provided for in Article 10 of the Base Indenture.

5.02 Form of Notes.

(a) The Notes and the Trustee’s certificates of authentication to be endorsed thereon are to be substantially in the form of Exhibit A and Exhibit B attached hereto, which form is hereby incorporated in and made a part of this Supplemental Indenture.

(b) The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

5.03 Ratification of Base Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

5.04 Trust Indenture Act Controls. If any provision hereof limits, qualifies or conflicts with the duties imposed by Section 310 through 317 of the Trust Indenture Act of 1939, the imposed duties shall control.

5.05 Conflict with Indenture. To the extent not expressly amended or modified by this Supplemental Indenture, the Base Indenture shall remain in full force and effect. If any provision of this Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, the provision of this Supplemental Indenture shall control.

5.06 Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE.

5.07 Successors. All agreements of the Company in the Base Indenture, this Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in the Base Indenture and this Supplemental Indenture shall bind its successors.

5.08 Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

5.09 Trustee Disclaimer. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee. The recitals and statements herein are deemed to be those of the Company and not the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused the Supplemental Indenture to be duly executed as of the day and year first above written.

SCRIPPS NETWORKS INTERACTIVE, INC.

By:	/s/ Mark Schuermann
	Name:	Mark Schuermann
	Title:	Senior Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION, Trustee

By:	/s/ William E. Sicking
	Name:	William E. Sicking
	Title:	Vice President and Trust Officer

[Second Supplemental Indenture]

EXHIBIT A

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SCRIPPS NETWORKS INTERACTIVE, INC.

2.750% Senior Note Due 2019

No. [ ]	CUSIP No.: 811065AB7

ISIN No.: US811065AB74

$

SCRIPPS NETWORKS INTERACTIVE, INC., an Ohio corporation (the “Company”, which term includes any successor corporation), for value received promises to pay to CEDE & CO., or registered assigns, the principal sum of $         (the “Principal”) on November 15, 2019.

Interest Payment Dates: May 15 and November 15 (each, an “Interest Payment Date”), commencing on May 15, 2015.

Interest Record Dates: May 1 and November 1 (each, an “Interest Record Date”).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

SCRIPPS NETWORKS INTERACTIVE, INC.

By:
	Name:	Mark Schuermann
	Title:	Senior Vice President and Treasurer

This is one of the Notes of the series designated herein and referred to in the within-mentioned Indenture.

Dated: November 24, 2014	U.S. BANK NATIONAL ASSOCIATION, Trustee

By:
Name:
		Title:	Authorized Officer

(REVERSE OF SECURITY)

SCRIPPS NETWORKS INTERACTIVE, INC.

2.750% Senior Note Due 2019

1. Interest. SCRIPPS NETWORKS INTERACTIVE, INC., an Ohio corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Cash interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 24, 2014. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing May 15, 2015. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date is not a Business Day, then the related payment of interest for such Interest Payment Date shall be paid on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date and no further interest shall accrue as a result of such delay.

The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to such Interest Record Date and prior to such Interest Payment Date. Holders must surrender Notes to the Trustee to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). Payment of principal of (and premium, if any) and any such interest on this Note will be made at the Corporate Trust Office of the Trustee in Cincinnati, Ohio or at any other office or agency designated by the Company for such purpose; provided that at the option of the Company payment of interest may be made by check mailed to the address of the Holder entitled thereto as such address appears in the Note register. However, the payments of interest, and any portion of the principal (other than interest payable at maturity or on any redemption or repayment date or the final payment of principal) shall be made by the Paying Agent, upon receipt from the Company of immediately available funds by 12:30 p.m., New York City time (or such other time as may be agreed to between the Company and the Paying Agent or the Company), directly to a Holder (by Federal funds wire transfer or otherwise) if the Holder has delivered written instructions to the Trustee 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of principal surrenders the same to the Trustee in exchange for a Note or Notes aggregating the same principal amount as the unredeemed principal amount of the Notes surrendered.

3. Paying Agent. Initially, U.S. Bank National Association (the “Trustee”) will act as Paying Agent. The Company may change any Paying Agent without notice to the Holders.

4. Indenture. The Company and the Trustee entered into an Indenture, dated as of December 1, 2011 (the “Base Indenture”) and a Second Supplemental Indenture, dated as of November 24, 2014, setting forth certain terms of the Notes pursuant to Section 2.04 of the Base Indenture (the “Supplemental Indenture” and, together with the Supplemental Indenture, the “Indenture”). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Base Indenture and those made part of the Base Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Base Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and holders of Notes are referred to the Base Indenture and the TIA for a statement of them. To the extent the terms of the Base Indenture and this Note are inconsistent, the terms of the Indenture shall govern.

The Supplemental Indenture imposes certain limitations on the incurrence of liens and certain sale and leaseback transactions and limits the Company’s ability to consolidate, merge, convey, transfer or lease its properties and assets substantially as an entirety. To the extent the terms of the Supplemental Indenture are inconsistent with the Indenture or this Note, the terms of the Supplemental Indenture shall govern.

5. Optional Redemption. The Notes are redeemable, in whole or in part, at the option of the Company, at any time and from time to time at the redemption prices described in the Supplemental Indenture.

6. Change of Control Offer to Repurchase. If a Change of Control Triggering Event (as defined in the Supplemental Indenture) occurs, unless the Company has exercised its right to redeem the Notes, Holders of the Notes will have the right to require the Company to repurchase all or a portion of their Notes pursuant to the offer described in the Supplemental Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, subject to the rights of Holders of Notes on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date.

7. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $2,000 and multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Company need not issue, authenticate, register the transfer of or exchange any Notes or portions thereof for a period of 15 days before such series is selected for redemption, nor need the Company register the transfer or exchange of any Note selected for redemption in whole or in part.

8. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

9. Unclaimed Funds. If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

10. Defeasance and Covenant Defeasance. The Company may be discharged from its obligations under the Notes and under the Indenture with respect to the Notes except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Notes and in the Indenture with respect to the Notes, in each case upon satisfaction of certain conditions specified in the Indenture.

11. Amendment; Supplement; Waiver. Subject to certain exceptions, the Notes and the provisions of the Indenture relating to the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes of all series then outstanding affected by such amendment or supplement (voting as one class), and any existing Default or Event of Default or compliance with certain provisions may be waived with the consent of the Holders of a majority in aggregate principal amount of all the Notes of such series, each series voting as a separate class, (or of all the Notes, as the case may be, voting as a single class) then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or make any other change that does not adversely affect the rights of any Holder of a Note.

12. Defaults and Remedies. If an Event of Default (other than certain bankruptcy Events of Default with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes of this series then outstanding (voting as a separate class) may declare all of the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. If a bankruptcy Event of Default with respect to the Company occurs and is continuing, the entire principal amount of the Notes then outstanding and interest accrued thereon, if any, shall immediately become due and payable. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

13. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company as if it were not the Trustee.

14. No Recourse Against Others. No stockholder, director, officer, employee, member or incorporator, as such, of the Company, or any successor Person thereof shall have any liability for any obligation under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

15. Authentication. This Note shall not be valid until the Trustee manually signs the certificate of authentication on this Note.

16. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

18. Governing Law. The laws of the State of New York shall govern the Indenture and this Note thereof.

ASSIGNMENT FORM

I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint              agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:

(Signed exactly as name appears on the other side of this Note)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.02 of the Supplemental Indenture, check the box.

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.02 of the Supplemental Indenture, state the amount you elect to have purchased (must be integral multiples of $1,000):

$

Dated:	Signed:

(Signed exactly as name appears on the other side of this Note)

EXHIBIT B

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SCRIPPS NETWORKS INTERACTIVE, INC.

3.900% Senior Note Due 2024

No. [ ]	CUSIP No.: 811065AC5

ISIN No.: US811065AC57

$

SCRIPPS NETWORKS INTERACTIVE, INC., an Ohio corporation (the “Company”, which term includes any successor corporation), for value received promises to pay to CEDE & CO., or registered assigns, the principal sum of $         (the “Principal”) on November 15, 2024.

Interest Payment Dates: May 15 and November 15 (each, an “Interest Payment Date”), commencing on May 15, 2015.

Interest Record Dates: May 1 and November 1 (each, an “Interest Record Date”).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

SCRIPPS NETWORKS INTERACTIVE, INC.

By:
	Name:	Mark Schuermann
	Title:	Senior Vice President and Treasurer

This is one of the Notes of the series designated herein and referred to in the within-mentioned Indenture.

Dated: November 24, 2014	U.S. BANK NATIONAL ASSOCIATION, Trustee

By:
Name:
		Title:	Authorized Officer

(REVERSE OF SECURITY)

SCRIPPS NETWORKS INTERACTIVE, INC.

3.900% Senior Note Due 2024

1. Interest. SCRIPPS NETWORKS INTERACTIVE, INC., an Ohio corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Cash interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 24, 2014. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing May 15, 2015. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date is not a Business Day, then the related payment of interest for such Interest Payment Date shall be paid on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date and no further interest shall accrue as a result of such delay.

The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Notes and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to such Interest Record Date and prior to such Interest Payment Date. Holders must surrender Notes to the Trustee to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). Payment of principal of (and premium, if any) and any such interest on this Note will be made at the Corporate Trust Office of the Trustee in Cincinnati, Ohio or at any other office or agency designated by the Company for such purpose; provided that at the option of the Company payment of interest may be made by check mailed to the address of the Holder entitled thereto as such address appears in the Note register. However, the payments of interest, and any portion of the principal (other than interest payable at maturity or on any redemption or repayment date or the final payment of principal) shall be made by the Paying Agent, upon receipt from the Company of immediately available funds by 12:30 p.m., New York City time (or such other time as may be agreed to between the Company and the Paying Agent or the Company), directly to a Holder (by Federal funds wire transfer or otherwise) if the Holder has delivered written instructions to the Trustee 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of principal surrenders the same to the Trustee in exchange for a Note or Notes aggregating the same principal amount as the unredeemed principal amount of the Notes surrendered.

3. Paying Agent. Initially, U.S. Bank National Association (the “Trustee”) will act as Paying Agent. The Company may change any Paying Agent without notice to the Holders.

4. Indenture. The Company and the Trustee entered into an Indenture, dated as of December 1, 2011 (the “Base Indenture”) and a Second Supplemental Indenture, dated as of November 24, 2014, setting forth certain terms of the Notes pursuant to Section 2.04 of the Base Indenture (the “Supplemental Indenture” and, together with the Supplemental Indenture, the “Indenture”). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Base Indenture and those made part of the Base Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Base Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and holders of Notes are referred to the Base Indenture and the TIA for a statement of them. To the extent the terms of the Base Indenture and this Note are inconsistent, the terms of the Indenture shall govern.

The Supplemental Indenture imposes certain limitations on the incurrence of liens and certain sale and leaseback transactions and limits the Company’s ability to consolidate, merge, convey, transfer or lease its properties and assets substantially as an entirety. To the extent the terms of the Supplemental Indenture are inconsistent with the Indenture or this Note, the terms of the Supplemental Indenture shall govern.

5. Optional Redemption. The Notes are redeemable, in whole or in part, at the option of the Company, at any time and from time to time at the redemption prices described in the Supplemental Indenture.

6. Change of Control Offer to Repurchase. If a Change of Control Triggering Event (as defined in the Supplemental Indenture) occurs, unless the Company has exercised its right to redeem the Notes, Holders of the Notes will have the right to require the Company to repurchase all or a portion of their Notes pursuant to the offer described in the Supplemental Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, subject to the rights of Holders of Notes on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date.

7. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $2,000 and multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Company need not issue, authenticate, register the transfer of or exchange any Notes or portions thereof for a period of 15 days before such series is selected for redemption, nor need the Company register the transfer or exchange of any Note selected for redemption in whole or in part.

8. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

9. Unclaimed Funds. If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

10. Defeasance and Covenant Defeasance. The Company may be discharged from its obligations under the Notes and under the Indenture with respect to the Notes except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Notes and in the Indenture with respect to the Notes, in each case upon satisfaction of certain conditions specified in the Indenture.

11. Amendment; Supplement; Waiver. Subject to certain exceptions, the Notes and the provisions of the Indenture relating to the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes of all series then outstanding affected by such amendment or supplement (voting as one class), and any existing Default or Event of Default or compliance with certain provisions may be waived with the consent of the Holders of a majority in aggregate principal amount of all the Notes of such series, each series voting as a separate class, (or of all the Notes, as the case may be, voting as a single class) then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or make any other change that does not adversely affect the rights of any Holder of a Note.

12. Defaults and Remedies. If an Event of Default (other than certain bankruptcy Events of Default with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes of this series then outstanding (voting as a separate class) may declare all of the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. If a bankruptcy Event of Default with respect to the Company occurs and is continuing, the entire principal amount of the Notes then outstanding and interest accrued thereon, if any, shall immediately become due and payable. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

13. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company as if it were not the Trustee.

14. No Recourse Against Others. No stockholder, director, officer, employee, member or incorporator, as such, of the Company, or any successor Person thereof shall have any liability for any obligation under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

15. Authentication. This Note shall not be valid until the Trustee manually signs the certificate of authentication on this Note.

16. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

18. Governing Law. The laws of the State of New York shall govern the Indenture and this Note thereof.

ASSIGNMENT FORM

I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint              agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:

(Signed exactly as name appears on the other side of this Note)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.02 of the Supplemental Indenture, check the box.

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.02 of the Supplemental Indenture, state the amount you elect to have purchased (must be integral multiples of $1,000):

$

Dated:	Signed:

(Signed exactly as name appears on the other side of this Note)

B-9